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Exhibit 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference into the Registration Statement No. 33-23910 on Form S-3 of our report dated November 14, 1996 with respect to the consolidated financial statements of Water-Jel Technologies, Inc. and Subsidiaries included in the Annual Report (Form 10-KSB) for the year ended August 31, 1996.


/s/ Holtz Rubenstein & Co., LLP
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HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
July 24, 1997

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